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                                                                    EXHIBIT 21.1

          SUBSIDIARIES OF WASTE CONNECTIONS, INC.

Waste Connections of Idaho, Inc., a Delaware corporation

Waste Connections of Washington, Inc., a Washington corporation

Waste Connections of Wyoming, Inc., a Delaware corporation

Madera Disposal Systems, Inc., a California corporation

Sunshine Sanitation, Incorporated, a South Dakota corporation

Sowers' Sanitation, Inc., a South Dakota corporation

Waste Connections of Utah, Inc., a Delaware corporation

B&B Sanitation, Inc., an Oklahoma corporation

Red Carpet Landfill, Inc., an Oklahoma corporation

Darlin Equipment, Inc., an Oklahoma corporation

Arrow Sanitary Service, Inc., an Oregon corporation doing business as "Oregon Paper Fiber"

Curry Transfer and Recycling, Inc., an Oregon corporation

Waste Connections International, Inc., a Washington corporation (wholly owned by Waste Connections of Washington, Inc.)

Oregon Waste Technology, Inc., an Oregon corporation (wholly owned by Curry Transfer and Recycling, Inc.)

T&T Disposal, Inc., a Wyoming corporation

Waste Connections of Nebraska, Inc., a Delaware corporation

Shrader Refuse and Recycling Service Company, a Nebraska corporation

Big Red Roll Off, Inc., a Nebraska corporation

J&J Sanitation, Inc., a Nebraska corporation

Evergreen Waste Systems, Inc., an Oregon corporation